As filed with the Securities and Exchange Commission on March 29, 2005,
                           Registration No. _________

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------


                       POWERHOUSE TECHNOLOGIES GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                94-3334052
            ----------------                        -------------------
            (State or Other                          (I.R.S. Employer
            Jurisdiction of                         Identification No.)
            Incorporation or
             Organization)

        555 Twin Dolphin Drive, Suite 650, Redwood City, California 94065
        -----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             Consultant Agreement
                           (Full Title of the Plan)


                                   Jay Elliot
                             Chief Executive Officer
                        555 Twin Dolphin Drive, Suite 650
                         Redwood City, California 94065
               (650) 232-2600 (Name, Address, including Zip Code,
                      and Telephone Number, including Area
                           Code, of Agent For Service)
                                   Copies to:
                             Gerald A. Eppner, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000


                         -------------------------------
                         CALCULATION OF REGISTRATION FEE


===========================================================================================

  Title of each
     class of                          Proposed maximum     Proposed maximum         Amount of
 securities to be      Amount to be     offering price          aggregate          registration
    registered         registered(1)     per Share(2)       offering price(2)         fee(2)
---------------------------------------------------------------------------------------------

Common Stock, par
par value $0.0001
per share...........   300,000         $1.36                $408,000               $48.02
===========================================================================================


(1) Constitutes the aggregate number of shares to be granted to consultants pursuant to the form of Consultant Agreement, which is attached as Exhibit
      4.3 to this Form S-8, for services that are not in connection with the offer or sale of securities in capital-raising transactions, and do not directly or indirectly promote or maintain a market for the Registrant's securities.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. Price is based upon the average of the high and low prices per share of the Registrant's common stock reported on March 21, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Item 1. Plan Information

      The documents containing the information specified in this Part I will be sent or given to various individuals who perform consulting services on behalf of the registrant pursuant to the Form of Consultant Agreement, which is attached as Exhibit 4.3 to this Form S-8, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      Item 2. Registration Information and Employee Plan Annual Information

      The documents containing the information specified in this Item 2 will be without charge delivered, sent or given to employees, officers, directors, consultants or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Requests should be directed to David Wells, by writing to PowerHouse Technologies Group, Inc., 555 Twin Dolphin Drive, Suite 650, Redwood City, California 94065 or by calling (650) 232-2600.

                                      PART II


                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents By Reference.

      The following documents, as filed with the SEC by the Registrant are incorporated herein by reference:

      (1) Annual Report on Form 10-K for the year ended March 31, 2004 and all amendments thereto.

      (2) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, and all amendments to the foregoing reports.

      (3) Current Report on Form 8-K dated July 6, 2004, Current Report on Form 8-K dated September 30, 2004, Current Report on Form 8-K dated November 16, 2004 and Current Report on Form 8-K dated March 22, 2005 and all amendments to the foregoing reports.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4. Description of Securities.

      The securities to be registered are shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by the stockholders. In the event of a liquidation, dissolution or winding-up of the Registrant, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any are remaining after the payment of all debts and liabilities of the Registrant and the liquidation preference of any outstanding preferred stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock. Holders of the Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors of the Registrant, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may be issued. Payment of dividends are restricted by the terms of the Registrant's outstanding preferred stock.

      Item 5. Interests of Named Experts and Counsel.

      Not applicable.

      Item 6. Indemnification of Directors and Officers.

      Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") which provides for indemnification of directors and officers in certain circumstances.

      Article Six of the Registrant's certificate of incorporation authorizes the Registrant to provide indemnification to its officers, directors, and other agents for breach of duty to the Registrant and its stockholders through bylaw provisions or through agreements with its officers, directors, or agents, or both, to the fullest extent permitted under Section 145 of the DGCL, including subsection (f) thereof, subject only to any limits on such excess indemnification which may be provided in the DGCL.

      The Registrant's amended and restated certificate of incorporation is filed as Exhibit 3.1 to the Registrant's annual report on Form 10-K for the year ended March 31, 2004, which was filed with the SEC on July 14, 2004.

      Item 7. Exemption of Registration Claimed.

      Not Applicable.

      Item 8.  Exhibits


      Exhibit No.       Description
      -----------       -----------

      4.1 Registrant's Articles of Incorporation as amended, hereby incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Registration Statement No. 333-118242), as filed with the SEC on August 13, 2004.

      4.2 Registrant's Bylaws, hereby incorporated by reference from the Registrant's Annual Report on Form 10-KSB, as filed with the SEC on July 14, 2004.

      4.3               Form of Consultant Agreement.

      5.1               Opinion of Cadwalader, Wickersham & Taft LLP

      23.1 Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1)

      23.2              Consent of Hein & Associates, LLP

      Item 9.           Undertakings


      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California on March 29, 2005.


                                POWERHOUSE TECHNOLOGIES GROUP, INC.



                                By:  /s/ Jay Elliot
                                     -------------------------------------------
                                     Jay Elliot
                                     Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                         Title                    Date
     -------------------          ------------------------      --------------


        /s/ Jay Elliot             Chief Executive Officer      March 29, 2005
        --------------
          Jay Elliot


      /s/ Manijeh Moghis           Chief Operating Officer      March 29, 2005
      ------------------
        Manijeh Moghis


     /s/ Gregory Duffell                   Director             March 29, 2005
     -------------------
       Gregory Duffell


     /s/ Robin Hutchison                   Director             March 29, 2005
     -------------------
       Robin Hutchison


       /s/ David Wells             Vice President, Finance      March 29, 2005
       ---------------
         David Wells                      Operations

                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

      4.1 Registrant's Articles of Incorporation as amended, hereby incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Registration Statement No. 333-118242), as filed with the SEC on August 13, 2004.

      4.2 Registrant's Bylaws, hereby incorporated by reference from the Registrant's Annual Report on Form 10-KSB, as filed with the SEC on July 14, 2004.

      4.3        Form of Consultant Agreement.

      5.1        Opinion of Cadwalader, Wickersham & Taft LLP

      23.1       Consent of Cadwalader, Wickersham & Taft LLP (included in
                 Exhibit 5.1)

      23.2       Consent of Hein & Associates, LLP